UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
August 11, 2020
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 8.01 Other Events.
On August 11, 2020, Upland Software, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,500,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), at a public offering price of $34.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days from the date of the Underwriting Agreement, to purchase up to 525,000 additional shares of Common Stock at the public offering price, less the underwriting discount.

The Company estimates that the proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses payable by the Company, will be approximately $113.0 million (or approximately $130.0 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock). The Company intends to use the net proceeds of the Offering to continue its acquisition strategy and for general corporate purposes. However, the Company has not designated any specific uses and has no current agreement with respect to any acquisition.

The Offering closed on August 14, 2020. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-243728), filed with the Securities and Exchange Commission on August 10, 2020, including the prospectus contained therein, and a prospectus supplement filed with the Securities and Exchange Commission on August 11, 2020.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached as Exhibit 1.01 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the validity of the securities issued by the Company in the Offering is filed herewith as Exhibit 5.01.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
1.01	Underwriting Agreement, dated August 11, 2020, by and among Upland Software, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.
5.01	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill SVP, General Counsel and Secretary
Date: August 14, 2020